UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2007

SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2007, Syntroleum Corporation (the “Company”) entered into an agreement (the “Purchase Agreement”) with Fletcher International, Ltd. (“Fletcher”) pursuant to which Fletcher, subject to the terms and conditions set forth in the Purchase Agreement, has agreed to purchase $12 million of the Company’s common stock (capped at a maximum of 19.99% of the outstanding shares of common stock as of November 14, 2007) over the period of 24 months following November 18, 2007. The stock issued by the Company to Fletcher will be issued under the Company’s currently effective registration statement on Form S-3 (Registration No. 333-62290) as amended or replaced.

Within the next six months, subject to the terms and conditions set forth in the Purchase Agreement, Fletcher will make an initial $3 million investment at the market price of the Company’s common stock determined over a specified ten business-day period plus $0.60 per share. The initial investment will be made on a date chosen by Fletcher between March 24, 2008 and April 8, 2008. Subject to the terms and conditions set forth in the Purchase Agreement, Fletcher will make later investments of $9 million in months 7 through 24 following November 18, 2007 at the market price of Syntroleum common stock determined over a specified 40 business-day period (but capped at the average price for any three business days during that period) minus $0.20 per share (the “Later Investments”).

Subject to certain exceptions, purchases by Fletcher will be adjusted for Company issuances or public announcements of issuances occurring within 135 days of a Fletcher investment at prices below the prices paid by Fletcher. The Company has agreed that prior to June 30, 2008, except for certain specified issuances, it will not, in conjunction with debt, issue capital stock at prices less than the daily market price on the date of the issuance or, if earlier, the date the Company agrees to the issuance.

Warrants will be issued to Fletcher for 50% of the shares of common stock purchased in the Later Investments, with an exercise price equal to the price per share of the first Later Investment plus $0.40. The term of the warrants is seven years after the date of the final Later Investment closing date. The warrants shall be issued at the closing of the initial $3 million investment.

The description of the Purchase Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.68 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
Exhibit 10.68	Agreement between the Company and Fletcher International, Ltd., dated as of November 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: November 21, 2007

By: /s/ Karen Gallagher
Karen Gallagher
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.68	Agreement between the Company and Fletcher International, Ltd., dated as of November 18, 2007.

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